Exhibit 99.1

Selective Reports Strong Results for the Third Quarter of 2017 - Net Income per Diluted Share of $0.79; Operating Income1 per Diluted Share of $0.72; Dividend Increase of 13% to $0.18 per Share

In the third quarter of 2017:

•	Net premiums written grew 4%

•	GAAP combined ratio was 94.3%

•	Statutory combined ratio was 93.7%

•	After-tax net investment income was $29.6 million

•	Annualized return on average equity (“ROE”) was 11.2% and operating ROE[1] was 10.1%

Branchville, NJ - October 25, 2017 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the third quarter ended September 30, 2017. Net income per diluted share was $0.79, up 20% compared to $0.66 a year ago, and operating income1 per diluted share was $0.72, up 16% compared to $0.62 a year ago.

“We had strong results - a profitable 93.7% statutory combined ratio - in a quarter with record industry-wide catastrophe losses," said Gregory E. Murphy, Chairman and Chief Executive Officer. "While Hurricanes Harvey and Irma added 2.5 points to our combined ratio, our overall financial results this quarter are a testament to the strength of our disciplined underwriting franchise and prudent risk appetite. Net premiums written grew 4%, driven by renewal pure price increases of 2.7% in our standard commercial lines, and new standard lines business opportunities."

Mr. Murphy continued, "For the first nine months of 2017, our annualized operating ROE was 11.0%. Our state expansion efforts in Arizona and New Hampshire are on track. We remain committed to maintaining underwriting discipline as we continue to seek growth opportunities. We continue to invest in sophisticated underwriting tools and technologies to provide superior experiences to our customers and agents through our best-in-class employees, which should generate financial outperformance relative to the industry over time. As we move into 2018, we are well positioned to produce strong operating returns on equity for several reasons: (i) Commercial Lines written renewal pure price increases for 2017 of 2.9%; (ii) underwriting and claim improvements; and (iii) an after-tax fixed income portfolio new money yield of 2.2%, which has run at or above our sales and maturity rate."

Selective’s Board of Directors declared a 13% increase in the quarterly cash dividend on common stock, to $0.18 per share, that is payable December 1, 2017, to stockholders of record as of November 15, 2017.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year to Date September 30,			Change
$ and shares in millions, except per share data	2017		2016			2017		2016
Net premiums written	$604.3		578.8	4%		$1,816.8		1,722.3	5%
Net premiums earned	572.1		542.4	5		1,700.9		1,596.8	7
Net investment income earned	40.4		33.4	21		119.3		95.3	25
Net realized gains, pre-tax	6.8		3.7	84		7.5		2.7	172
Total revenues	621.3		581.7	7		1,836.2		1,701.9	8
Net underwriting income, after-tax	21.1		20.8	1		72.8		75.9	(4)
Net investment income, after-tax	29.6		24.9	19		87.3		72.0	21
Net income	46.7		38.5	21		138.6		119.1	16
Operating income[1]	42.3		36.1	17		133.7		117.3	14
GAAP combined ratio	94.3%		94.1	0.2	pts	93.4%		92.7	0.7	pts
Statutory combined ratio	93.7		92.9	0.8		92.2		91.2	1.0
Catastrophe losses	4.1	pts	1.9	2.2		3.8	pts	2.1	1.7
Non-catastrophe property losses	12.6		14.5	(1.9)		12.7		13.1	(0.4)
(Favorable) prior year statutory reserve development on casualty lines	(1.7)		(3.5)	1.8		(2.3)		(2.9)	0.6
Net income per diluted share	$0.79		0.66	20%		$2.34		2.03	15%
Operating income per diluted share[1]	0.72		0.62	16		2.26		2.00	13
Weighted average diluted shares	59.3		58.7	1		59.2		58.6	1
Book value per share	$29.10		27.22	7		29.10		27.22	7

Standard Commercial Lines

Standard Commercial Lines premiums, which represent 78% of total third quarter 2017 net premiums written, were up 5% compared to a year ago. This growth reflects strong renewal pure price increases of 2.7%, excellent retention of 85%, and a 9% increase in new business. The statutory combined ratio in the third quarter was 91.7%, down 0.3 points from a year ago. The 1.3 point decrease in the expense ratio and lower non-catastrophe property losses were partially offset by an increase of 1.7 points in catastrophe losses. Favorable prior year casualty reserve development was 4.5 points, in line with the third quarter of 2016.

Standard Commercial Lines	Quarter ended September 30,			Change		Year to Date September 30,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$472.1		449.5	5%		$1,434.5		1,353.6	6%
Net premiums earned	445.3		421.6	6		1,327.3		1,235.8	7
GAAP combined ratio	92.1%		92.9	(0.8)	pts	91.5%		91.8	(0.3)	pts
Statutory loss & loss expense ratio	57.4		56.5	0.9		56.5		55.2	1.3
Statutory underwriting expense ratio	34.1		35.4	(1.3)		33.5		34.6	(1.1)
Statutory dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.3	(0.1)
Statutory combined ratio	91.7		92.0	(0.3)		90.2		90.1	0.1
Catastrophe losses	3.2	pts	1.5	1.7		2.9	pts	1.7	1.2
(Favorable) prior year statutory reserve development on casualty lines	(4.5)		(4.5)	—		(4.0)		(4.0)	—

Standard Personal Lines

Standard Personal Lines premiums, which represent 13% of total third quarter 2017 net premiums written, increased 7% compared to a year ago, driven largely by a 14% increase in new business, to $14 million. The statutory combined ratio in the third quarter was 86.4%, a 5.6-point decrease from a year ago. This improvement reflected a 2.9 point decrease in the expense ratio and a lower level of catastrophe and non-catastrophe property losses.

Standard Personal Lines	Quarter ended September 30,			Change		Year to Date September 30,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$81.2		76.2	7%		$224.0		213.8	5%
Net premiums earned	72.6		68.7	6		215.5		209.7	3
GAAP combined ratio	88.7%		93.8	(5.1)	pts	96.5%		90.9	5.6	pts
Statutory loss & loss expense ratio	58.0		60.7	(2.7)		65.5		58.9	6.6
Statutory underwriting expense ratio	28.4		31.3	(2.9)		29.7		31.8	(2.1)
Statutory combined ratio	86.4		92.0	(5.6)		95.2		90.7	4.5
Catastrophe losses	3.0	pts	3.6	(0.6)		7.2	pts	3.2	4.0
Unfavorable prior year statutory reserve development on casualty lines	—		—	—		2.3		—	2.3

Excess and Surplus Lines

Excess and Surplus ("E&S") Lines premiums, which accounted for 9% of total third quarter 2017 net premiums written, decreased 4% compared to a year ago. Written premium in this segment was negatively impacted by highly competitive market conditions, particularly for new business, which was down 15% from a year ago. The statutory combined ratio for the third quarter was 120.1%, up 18.7 points from a year ago. This increase was mainly due to 18.4 points of adverse prior year casualty reserve development and a 10.2 point increase in catastrophe losses compared to a year ago, primarily related to Hurricane Harvey, partially offset by a lower level of non-catastrophe property losses.

Excess and Surplus Lines	Quarter ended September 30,			Change		Year to Date September 30,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$51.0		53.0	(4)%		$158.3		154.9	2%
Net premiums earned	54.2		52.2	4		158.2		151.3	5
GAAP combined ratio	120.4%		104.5	15.9	pts	105.2%		102.3	2.9	pts
Statutory loss & loss expense ratio	87.8		70.0	17.8		71.6		69.5	2.1
Statutory underwriting expense ratio	32.3		31.4	0.9		33.0		31.4	1.6
Statutory combined ratio	120.1		101.4	18.7		104.6		100.9	3.7
Catastrophe losses	13.5	pts	3.3	10.2		7.4	pts	3.2	4.2
Unfavorable prior year statutory reserve development on casualty lines	18.4		—	18.4		6.3		2.0	4.3

Investment Income

After-tax net investment income in the third quarter was $30 million, up 19% compared to a year ago. The improvement was driven by higher yields on our core fixed income securities portfolio. Our alternative investments portfolio generated $2.7 million in pre-tax income, compared to $1.6 million in the third quarter of 2016. After-tax new money yields averaged 2.3% during the quarter.

Investments	Quarter ended September 30,		Change		Year to Date September 30,		Change
$ in millions, except per share data	2017	2016			2017	2016
Net investment income earned, after-tax	$29.6	24.9	19%		$87.3	72.0	21%
Net investment income per share	0.50	0.42	19		1.47	1.23	20
Effective tax rate	26.8%	25.4	1.4	pts	26.8%	24.5	2.3	pts
Average yields:
Fixed income securities:
Pre-tax					3.0%	2.7	0.3	pts
After-tax					2.2	2.0	0.2
Portfolio:
Pre-tax					2.9	2.4	0.5
After-tax					2.1	1.8	0.3

Balance Sheet

$ in millions, except per share data	September 30, 2017	December 31, 2016	Change
Total assets	$7,812.1	7,355.8	6%
Total investments	5,710.8	5,364.9	6
Long-term debt	439.0	438.7	—
Stockholders’ equity	1,699.4	1,531.4	11
Invested assets per dollar of stockholders’ equity	3.36	3.50	(4)
Statutory surplus	1,684.4	1,583.8	6
Book value per share	29.10	26.42	10

The 10% increase in book value per share reflects net income and unrealized gains on our investment portfolio, partially offset by dividends to shareholders.
Third Quarter Catastrophe Loss Activity
Losses from Hurricanes Harvey and Irma totaled $14 million in the quarter. This includes $6 million of net losses from Hurricane Harvey, of which $5 million was in our E&S Lines. Hurricane Irma's impact was $8 million, of which $7 million was in our Standard Commercial Lines.
Guidance
After three quarters of results, we are increasing our full-year 2017 after-tax net investment income guidance by $2 million, to $115 million, with all other assumptions remaining the same. Our full-year expectations are as follows:

•	A statutory combined ratio, excluding catastrophe losses, of approximately 89.5%. This assumes no prior year casualty reserve development in the fourth quarter;

•	Catastrophe losses of 3.5 points;

•	After-tax net investment income of $115 million; and

•	Weighted average shares outstanding of 59.2 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Thursday, October 26, 2017 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 27, 2017.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Operating Income and Certain Other Non-GAAP Measures
Operating income, operating earnings per share, and operating return on equity differ from net income, earnings per share, and return on equity, respectively, by the exclusion of after-tax net realized gains and losses on investments and the results of discontinued operations, if any. They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses in any given period is largely discretionary as to timing. In addition, these net realized investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends. These operating measurements are not intended as a substitute for net income, earnings per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income, earnings per share, and return on equity to operating income, operating earnings per share, and operating return on equity, respectively, are provided in the tables below. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Operating Income

$ in millions	Quarter ended September 30,		Year to Date September 30,
	2017	2016	2017	2016
Net income	$46.7	38.5	$138.6	119.1
Exclude: Net realized gains	(6.8)	(3.7)	(7.5)	(2.7)
Exclude: Tax on net realized gains	2.4	1.3	2.6	0.9
Operating income	$42.3	36.1	$133.7	117.3
Reconciliation of Net Income per Diluted Share to Operating Income per Diluted Share

	Quarter ended September 30,		Year to Date September 30,
	2017	2016	2017	2016
Net income per diluted share	$0.79	0.66	$2.34	2.03
Exclude: Net realized gains	(0.11)	(0.06)	(0.13)	(0.05)
Exclude: Tax on net realized gains	0.04	0.02	0.05	0.02
Operating income per diluted share	$0.72	0.62	$2.26	2.00

Reconciliation of ROE to Operating ROE

	Quarter ended September 30,		Year to Date September 30,
	2017	2016	2017	2016
Return on Average Equity	11.2%	9.8	11.4%	10.7
Exclude: Net realized gains	(1.6)	(0.9)	(0.6)	(0.2)
Exclude: Tax on net realized gains	0.5	0.3	0.2	—
Operating Return on Average Equity	10.1%	9.2	11.0%	10.5

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com